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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of TCA Cable TV, Inc. on Form S-8 (File Nos. 2-82934, 2-88892, 33-21901. 33-49172,
33-33898, 33-55895, 33-61041, and 333-1487) and Form S-3 (File Nos. 33-61616,
33-44289 and 33-40273) of our report dated March 8, 1996, on our audit of the financial statements of the Alexandria System (Cable System of Time Warner Entertainment--Advance/Newhouse Partnership Purchased by Telecable Associates, Inc.) as of September 30, 1995, and for the nine-month period then ended, which report is included in this Form 8-K/A (Amendment No. 1) of TCA Cable TV, Inc.



                                        /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 25, 1996